TABLE OF CONTENTS BUSINESS CORPORATIONS ACT ARTICLES of ZYMEWORKS INC. Pafie 3.1 3.2 51021069.7 4.1 4.2 5.1 5.2 5.3 5.4 1.1 1.2 Central Securities Register Closing Register ARTICLE 5 SHARE TRANSFERS ARTICLE 3 ISSUE OF SHARES 1 1 Definitions Business Corporations Act and Interpretation Act Definitions Applicable Registering Transfers Form of Instrument of Transfer.... Transferor Remains Shareholder.. Signing of Instrument of Transfer 2.1 2.2 2.3 2.4 2.5 2.7 2.8 3.3 3.4 3.5 2 2 2 2 2 2 3 3 3 3 3 3 3 3 ARTICLE 2 SHARES AND SHARE CERTIFICATES ARTICLE 4 SHARE REGISTERS ARTICLE 1 INTERPRETATION 4 4 4 4 4 4 Directors Authorized Commissions and Discounts Brokerage Conditions of Issue Share Purchase Warrants and Rights Authorized Share Structure Form of Share Certificate Shareholder Entitled to Certificate or Acknowledgement Delivery by Mail Replacement of Worn Out or Defaced Certificate or Acknowledgement . 2.6 Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgement, Splitting Share Certificates . Certificate Fee........................................................................................ 2.9 Recognition of Trusts

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5.5 Enquiry as to Title Not Required 5
5.6 Transfer Fee 5

ARTICLE 6
TRANSMISSION OF SHARES

6.1 Legal Personal Representative Recognized on Death 5
6.2 Rights of Legal Personal Representative 5

ARTICLE 7
PURCHASE OF SHARES

7.1 Company Authorized to Purchase or Otherwise Acquire Shares 5
7.2 Purchase When Insolvent 5
7.3 Sale and Voting of Purchased, Redeemed, or Otherwise Acquired Shares 5

ARTICLE 8
BORROWING POWERS

8.1 Borrowing Powers 6

ARTICLE 9
ALTERATIONS

9.1 Alteration of Authorized Share Structure 6
9.2 Special Rights and Restrictions 7
9.3 No Interference with Class or Series Rights without Consent 7
9.4 Change of Name 7
9.5 Other Alterations 7

ARTICLE 10
MEETINGS OF SHAREHOLDERS

10.1 Annual General Meetings 7
10.2 Resolution Instead of Annual General Meeting 7
10.3 Calling of Meetings of Shareholders 7
10.4 Notice for Meetings of Shareholders 8
10.5 Record Date for Notice 8
10.6 Record Date for Voting 8
10.7 Failure to Give Notice and Waiver of Notice 8
10.8 Notice of Special Business at Meetings of Shareholders 8
10.9 Class Meetings and Series Meetings of Shareholders 9
10.10 Meetings by Telephone or Other Communications Medium. 9
10.11 Advance Notice of Nominations of Directors 9

ARTICLE 11
PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1 Special Business 13
11.2 Special Majority 13
11.3 Quorum 13
11.4 One Shareholder May Constitute Quorum 13

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11.5	Other Persons May Attend	13
11.6	Requirement of Quorum	14
11.7	Lack of Quorum	14
11.8	Lack of Quorum at Succeeding Meeting	14
11.9	Chair	14
11.10	Selection of Alternate Chair	14
11.11	Adjournments	14
11.12	Notice of Adjourned Meeting	14
11.13	Decision by Show of Hands or Poll	14
11.14	Declaration of Result	15
11.15	Motion Need Not be Seconded	15
11.16	Casting Vote	15
11.17	Manner of Taking Poll	15
11.18	Demand for Poll on Adjournment	15
11.19	Chair Must Resolve Dispute	15
11.20	Casting of Votes	15
11.21	No Demand for Poll on Election of Chair	15
11.22	Demand for Poll Not to Prevent Continuance of Meeting	15
11.23	Retention of Ballots and Proxies	15

ARTICLE 12
VOTES OF SHAREHOLDERS

12.1	Number of Votes by Shareholder or by Shares	16
12.2	Votes of Persons in Representative Capacity	16
12.3	Votes by Joint Holders	16
12.4	Legal Personal Representatives as Joint Shareholders	16
12.5	Representative of a Corporate Shareholder	16
12.6	Proxy Provisions Do Not Apply to All Companies	17
12.7	Appointment of Proxy Holders	17
12.8	Alternate Proxy Holders	17
12.9	When Proxy Holder Need Not Be Shareholder	17
12.10	Deposit of Proxy	17
12.11	Validity of Proxy Vote	18
12.12	Form of Proxy	18
12.13	Revocation of Proxy	18
12.14	Revocation of Proxy Must Be Signed	18
12.15	Chair May Determine Validity of Proxy	19
12.16	Production of Evidence of Authority to Vote	19

ARTICLE 13
DIRECTORS

13.1	Number of Directors	19
13.2	Change in Number of Directors	19

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13.3 Directors' Acts Valid Despite Vacancy ... 19
13.4 Qualifications of Directors ... 19
13.5 Remuneration of Directors ... 20
13.6 Reimbursement of Expenses of Directors ... 20
13.7 Special Remuneration for Directors ... 20
13.8 Gratuity, Pension or Allowance on Retirement of Director ... 20

ARTICLE 14
ELECTION AND REMOVAL OF DIRECTORS

14.1 Definitions ... 20
14.2 Application ... 20
14.3 Staggered Terms ... 21
14.4 Election at Annual General Meeting ... 21
14.5 Election or Appointment between Annual General Meetings ... 22
14.6 Election at Annual General Meeting ... 22
14.7 Consent to be a Director ... 22
14.8 Failure to Elect or Appoint Directors ... 22
14.9 Places of Retiring Directors Not Filled ... 23
14.10 Directors May Fill Casual Vacancies ... 23
14.11 Remaining Directors Power to Act ... 23
14.12 Shareholders May Fill Vacancies ... 23
14.13 Additional Directors ... 23
14.14 Ceasing to be a Director ... 23
14.15 Removal of Director by Shareholders ... 24
14.16 Removal of Director by Directors ... 24
14.17 Amendment ... 24

ARTICLE 15
POWERS AND DUTIES OF DIRECTORS

15.1 Powers of Management ... 24
15.2 Appointment of Attorney of Company ... 24

ARTICLE 16
DISCLOSURE OF INTEREST OF DIRECTORS

16.1 Obligation to Account for Profits ... 24
16.2 Restrictions on Voting by Reason of Interest ... 24
16.3 Interested Director Counted in Quorum ... 25
16.4 Disclosure of Conflict of Interest or Property ... 25
16.5 Director Holding Other Office in the Company ... 25
16.6 No Disqualification ... 25
16.7 Professional Services by Director or Officer ... 25
16.8 Director or Officer in Other Corporations ... 25

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ARTICLE 17
PROCEEDINGS OF DIRECTORS

17.1 Meetings of Directors 25
17.2 Voting at Meetings 25
17.3 Chair of Meetings 25
17.4 Meetings by Telephone or Other Communications Medium 26
17.5 Calling of Meetings 26
17.6 Notice of Meetings 26
17.7 When Notice Not Required 26
17.8 Meeting Valid Despite Failure to Give Notice 26
17.9 Waiver of Notice of Meetings 26
17.10 Quorum 27
17.11 Validity of Acts Where Appointment Defective 27
17.12 Consent Resolutions in Writing 27

ARTICLE 18
EXECUTIVE AND OTHER COMMITTEES

18.1 Appointment and Powers of Executive Committee 27
18.2 Appointment and Powers of Other Committees 27
18.3 Obligations of Committees 28
18.4 Powers of Board 28
18.5 Committee Meetings 28

ARTICLE 19
OFFICERS

19.1 Directors May Appoint Officers 29
19.2 Functions, Duties and Powers of Officers 29
19.3 Qualifications 29
19.4 Remuneration and Terms of Appointment 29

ARTICLE 20
INDEMNIFICATION

20.1 Definitions 29
20.2 Mandatory Indemnification of Directors and Former Directors 30
20.3 Indemnification of Other Persons 30
20.4 Non-Compliance with *Business Corporations Act* 30
20.5 Company May Purchase Insurance 30

ARTICLE 21
DIVIDENDS

21.1 Payment of Dividends Subject to Special Rights 30
21.2 Declaration of Dividends 30
21.3 No Notice Required 30
21.4 Record Date 31
21.5 Manner of Paying Dividend 31

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21.6 Settlement of Difficulties 31
21.7 When Dividend Payable 31
21.8 Dividends to be Paid in Accordance with Number of Shares 31
21.9 Receipt by Joint Shareholders 31
21.10 Dividend Bears No Interest 31
21.11 Fractional Dividends 31
21.12 Payment of Dividends 31
21.13 Capitalization of Surplus 31
21.14 Unclaimed Dividends 31

ARTICLE 22
DOCUMENTS, RECORDS AND REPORTS

22.1 Recording of Financial Affairs 32
22.2 Inspection of Accounting Records 32

ARTICLE 23
NOTICES

23.1 Method of Giving Notice 32
23.2 Deemed Receipt 33
23.3 Certificate of Sending 33
23.4 Notice to Joint Shareholders 33
23.5 Notice to Legal Personal Representatives and Trustees 33
23.6 Undelivered Notices 34

ARTICLE 24
SEAL AND EXECUTION OF DOCUMENTS

24.1 Who May Attest Seal 34
24.2 Sealing Copies 34
24.3 Mechanical Reproduction of Seal 34
24.4 Execution of Documents Generally 34

ARTICLE 25
PROHIBITIONS

25.1 Definitions 34
25.2 Application 35
25.3 Consent Required for Transfer of Shares or Designated Securities 35

ARTICLE 26
FORUM SELECTION

26.1 Forum for Adjudication of Certain Disputes 35

ARTICLE 27
SPECIAL RIGHTS OR RESTRICTIONS

27.1 Preferred Shares 36
27.2 Series A Participating Preferred Shares 38

51021069.7

Continuation number: C1117210 BUSINESS CORPORATIONS ACT ARTICLES of ZYMEWORKS INC. Definitions. In these Articles (the “Articles”), unless the context otherwise requires:I.I “appropriate person” has the meaning set forth in the Securities Transfer AcV, “protected purchaser” has the meaning set forth in the Securities Transfer Act, “seal” means the seal of the Company, if any; 1.2 51021069.7 ARTICLE 1 INTERPRETATION “legal personal representative” means the personal or other legal representative of a shareholder; "Business Corporations Act'' means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act; “Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto; “registered address” of a shareholder means the shareholder’s address as recorded in the central securities register; “board of directors”, “directors” and “board” mean the directors of the Company for the time being; "'Securities Act" means the Securities Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act; and “Applicable Securities Laws” means the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, the written rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commissions and similar regulatory authorities of each province and territory of Canada; "Securities Transfer Act'' means the Securities Transfer Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act. Business Corporations Act and Interpretation Act Definitions Applicable. The definitions in the Business Corporations Act and the definitions and rules of construction in the

-1- 2.1 (a) order the share certificate or acknowledgement, as the case may be, to be cancelled; and (b) issue a replacement share certificate or acknowledgement, as the case may be. 2.6 (a) (b) any indemnity the directors consider adequate. 5102x069.7 ARTICLE 2 SHARES AND SHARE CERTIFICATES Authorized Share Structure. The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company. Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail. proof satisfactory to them that the share certificate or acknowledgement is lost, stolen or destroyed; and 2.3 Shareholder Entitled to Certificate or Acknowledgement. Unless the shares of which the shareholder is the registered owner are uncertificated shares within the meaning of the Business Corporations Act, each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgement of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate and delivery of a share certificate for a share to one of several joint shareholders or to one of the shareholders' duly authorized agents will be sufficient delivery to all. Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgement. If a share certificate or a non-transferable written acknowledgement of a shareholder’s right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgement, as the case may be, must be issued to the person entitled to that share certificate or acknowledgement, as the case may be, if the directors receive: 2.5 Replacement of Worn Out or Defaced Certificate or Acknowledgement. If the directors are satisfied that a share certificate or a non-transferable written acknowledgement of the shareholder’s right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgement, as the case may be, and on such other terms, if any, as they think fit: 2.2 Form of Share Certificate. Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act. 2.4 Delivery by Mail. Any share certificate or non-transferable written acknowledgement of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company (including the Company’s transfer agent or legal counsel) is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

-3- 2.8 2.9 (a) (i) past services perfonned for the Company; (ii) property; (iii) money; and (b) Share Purchase Warrants and Rights. Subject to the Business Corporations Act, the 51021069.7 ARTICLE 3 ISSUE OF SHARES Recognition of Trusts. Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even w'hen having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as by law or statute or these Articles provided or as ordered by a court of competent Jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder. Certificate Fee. There must be paid to the Company, in relation to the issue of any share certificate under Articles 2,5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors. 3.5 Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in consideration is provided to the Company for the issue of the share by one or more of the following: the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1. 3.2 Commissions and Discounts. The Company may at any time, pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company. 2.7 Splitting Share Certificates. If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request. 3.3 Brokerage. The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities. 3.4 Conditions of Issue. Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when: 3.1 Directors Authorized. Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

-4- 4.2 Closing Register. The Company must not at any time close its central securities register. Registering Transfers. A transfer of a share of the Company must not be registered (a) (b) (c) 5.2 in the name of the person named as transferee in that instrument of transfer; or(a) 51021069.7 5.1 unless: ARTICLE 4 SHARE REGISTERS conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time. ARTICLE 5 SHARE TRANSFERS a duly signed instrument of transfer in respect of the share has been received by the Company; if a non-transferable written acknowledgement of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgement has been surrendered to the Company. if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and 5.4 Signing of Instrument of Transfer. If a shareholder, or other appropriate person or an agent who has actual authority to act on behalf of that person, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgements deposited with the instrument of transfer: 5.3 Transferor Remains Shareholder. Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer. 4.1 Central Securities Register. As required by and subject to the Business Corporations Act, the Company must maintain in British Columbia a central securities register, which may be kept in electronic form. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place. Form of Instrument of Transfer. The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors from time to time.

-5- (b) 5.5 the Company is insolvent; or(a) making the payment or providing the consideration would render the Company insolvent.(b) Sale and Voting of Purchased, Redeemed, or Otherwise Acquired Shares. If the is not entitled to vote the share at a meeting of its shareholders;(a) 51021069.7 ARTICLE 6 TRANSMISSION OF SHARES ARTICLE 7 PURCHASE OF SHARES 5.6 Transfer Fee. There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors. if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered. 6.1 Legal Personal Representative Recognized on Death. In case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate. 7.3 Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it: 6.2 Rights of Legal Personal Representative. The legal personal representative has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company. Enquiry as to Title Not Required. Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgement of a right to obtain a share certificate for such shares. 7.1 Company Authorized to Purchase or Otherwise Acquire Shares. Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series, the Business Corporations Act and the Applicable Securities Laws, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms determined by the directors. 7.2 Purchase When Insolvent. The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

-6- (b) must not pay a dividend in respect of the share; and (c) must not make any other distribution in respect of the share. 8.1 Borrowing Powers. The Company, if authorized by the directors, may: (a) (b) (c) (d) 9.1 (a) by ordinary resolution: (i) (ii) (Hi) if the Company is authorized to issue shares of a class of shares with par value: decrease the par value of those shares; or(A) (B) (iv) alter the identilying name of any of its shares; or(V) 51021069.7 create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares; if none of the shares of that class of shares are allotted or issued, increase the par value of those shares; ARTICLE 9 ALTERATIONS mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company. ARTICLE 8 BORROWING POWERS guarantee the repayment of money by any other person or the performance of any obligation of any other person; and borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that the directors consider appropriate; increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established; issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as the directors consider appropriate; change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value; Alteration of Authorized Share Structure. Subject to Articles 9.2 and 9.3, the Business Corporations Act and the special rights and restrictions attached to the shares of any class or series, the Company may:

-1 - (Vi) and, if applicable, alter its Notice of Articles and Articles accordingly, or (b) 9.2 (a) (b) and alter its Articles or Notice of Articles accordingly. 9.5 51021069.7 vai-y or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued; ARTICLE 10 MEETINGS OF SHAREHOLDERS by resolution of the directors, subdivide, or consolidate all or any of its unissued, or fully paid issued, shares and, if applicable, alter its Notice of Articles and Articles accordingly. create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or 9.3 No Interference with Class or Series Rights without Consent. A right or special right attached to issued shares must not be prejudiced or interfered with under the Business Corporations Act, the Notice of Articles or these Articles unless the holders of shares of the class or series of shares to which the right or special right is attached consent by a special separate resolution of the holders of such class or series of shares. otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act’, Other Alterations. If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by ordinary resolution alter these Articles. 9.4 Change of Name. The Company may by director’s resolution or ordinary resolution authorize an alteration of its Notice of Articles in order to change its name. Special Rights and Restrictions. Subject to Article 9.3, the special rights or restrictions attached to any class or series of shares and the Business Corporations Act, the Company may by ordinary resolution; 10.2 Resolution Instead of Annual General Meeting. If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting. 10.1 Annual General Meetings. Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors. 10.3 Calling of Meetings of Shareholders. The directors may, whenever they think fit, call a meeting of shareholders, to be held at such time and place as may be determined by the directors.

-8- if and for so long as the Company is a public company, 21 days;(a) (b) otherwise, 10 days. 10.5 (a) if and for so long as the Company is a public company, 21 days; (b) otherwise, 10 days. state the general nature of the special business; and(a) (b) (i) 51021069.7 at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders: Record Date for Notice. The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than: If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting. 10.4 Notice for Meetings of Shareholders. The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting: 10,7 Failure to Give Notice and Waiver of Notice. The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting. Attendance of a person at a meeting of shareholders is a waiver of entitlement to notice of the meeting unless that person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. 10.6 Record Date for Voting. The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day Immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting. 10.8 Notice of Special Business at Meetings of Shareholders. If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

-9- (ii) 10.11 Advance Notice of Nominations of Directors. (a) (') by or at the direction of the board, including pursuant to a notice of meeting; (ii) (iii) (b) (>) 51021069.7 during statutoiy business hours on any one or more specified days before the day set for the holding of the meeting. in the case of an annual meeting (including an annual and special meeting) of shareholders, not later than the close of business on the 30th day prior to the date of the meeting; provided, however, that in the event that the meeting is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the tenth (10th) day following the Notice Date; and by any person (a “Nominating Shareholder”) who (A) at the close of business on the date of the giving of the notice provided for in this Article 10.11 and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting and provides evidence of such beneficial ownership to the Company, and (B) has given timely notice in proper written form as set forth in this Article 10.11. by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Business Corporalions Act, or a requisition of the shareholders made in accordance with the provisions of the Business Corporations Act\ or Nomination Procedures - Subject only to the Business Corporations Act, Applicable Securities Law and these Articles, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company. Nominations of persons for election to the board may be made at any annual meeting of shareholders, or at any special meeting of shareholders if the election of directors is a matter specified in the notice of meeting. Manner of timely notice - To be timely, a Nominating Shareholder’s notice must be received by the corporate secretary of the Company at the principal executive office or registered office of the Company: 10.9 Class Meetings and Series Meetings of Shareholders. Unless otherwise specified in these Articles, the provisions of these Articles relating to a meeting of shareholders will apply, with the necessary changes and so far as they are applicable, to a class meeting or series meeting of shareholders holding a particular class or series of shares. 10.10 Meetings by Telephone or Other Communications Medium. The directors may determine that a meeting of shareholders shall be held entirely by means of telephonic, electronic or other communication facilities that permit all participants to communicate with each other during the meeting. A meeting of shareholders may also be held at which some, but not necessarily all, persons entitled to attend may participate by means of such communications facilities, if the directors determine to make them available. A person participating in a meeting by such means is deemed to be present at the meeting.

-10- (ii) (c) (i) (A) (B) (C) (ii) as to each Nominating Shareholder giving the notice: their name, business and residential address;(A) (B) (C) (D) (d) 51021069.7 their direct or indirect beneficial ownership in, or control or direction over, any class or series of securities of the Company, including the number or principal amount; and Currency of information - All information to be provided in a timely notice pursuant to this Article 10.11 shall be provided as of the record date for determining shareholders any proxy, contract, arrangement, agreement or understanding pursuant to which such person, or any of its Affiliates or Associates, or any person acting jointly or in concert with such person, has any interests, rights or obligations relating to the voting of any securities of the Company or the nomination of directors to the board; and any other information relating to such person that would be required to be included in a dissident proxy circular or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act or as required by Applicable Securities Laws. any direct or indirect beneficial ownership in, or control or direction over, any class or series of securities of the Company, including the number or principal amount; their name, age, business and residential address, and principal occupation or employment for the past five years; in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth (15th) day following the day on which the first public announcement of the date of the meeting was made. as to each person whom the Nominating Shareholder proposes to nominate for election as a director: Proper form of notice - To be in proper written form, a Nominating Shareholder’s notice must comply with this Article 10.11 and must set forth: References to “Nominating Shareholder” in this Article 10.11 shall be deemed to refer to each shareholder that nominates a person for election as a director in the case of a nomination proposal where more than one shareholder is involved in making such nomination proposal. any other information that would be required to be disclosed in a dissident proxy circular or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to the Business Corporations Act or Applicable Securities Laws; and

-11 - (e) (f) (g) (h) (i) Definitions - For purposes of this Article 10.11, 51021069.7 Waiver - Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this Article 10.11. entitled to vote at the meeting (if such date shall then have been publicly announced) and as of the date of such notice. The Nominating Shareholder shall update such information to the extent necessary so that it is true and correct as of the date that is ten (10) business days prior to the date of the meeting, or any adjournment or postponement thereof. Exclusive Means - For the avoidance of doubt, this Article 10.11 shall be the exclusive means for any person to bring nominations for election to the board at or in connection with any annual or special meeting of the shareholders of the Company. “Affiliate”, when used to indicate a relationship with a specific person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person; “Associate”, when used to indicate a relationship with a specified person, shall mean (i) any body corporate or trust of which such person beneficially owns, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all voting securities of such body corporate or trust for the time being outstanding, (ii) any partner of that person, (iii) any trust or estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity, (iv) a spouse of such specified person, (v) any person of either sex with whom such specified person is living in conjugal relationship outside marriage or (vi) any relative of such specified person or of a person mentioned in clauses (iv) or (v) of this definition if that relative has the same residence as the specified person; Delivery of notice - Notwithstanding any other provision of these Articles, notice given to the corporate secretary of the Company pursuant to this Article 10.11 may only be given by personal delivery, facsimile transmission or by email (at such email address as may be stipulated from time to time on the Company’s website for general inquiries), and shall be deemed to have been given and made only at the time it is served by personal delivery to the corporate secretary at the address of the principal executive offices of the Company, email (at the address as aforesaid and provided that confirmation of receipt of such email has been received) or sent by facsimile transmission (provided that receipt of the confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is not a business day or later than 5:00 p.m. (Vancouver time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day. “beneficially owns” or “beneficially owned” means, in connection with the ownership of shares in the capital of the Company by a person, (i) any such shares as to which such person or any of such person’s Affiliates or Associates owns at law or in equity, or has the right to acquire or become the owner at law or in equity, where such right is Power of the chair - The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

-12- 51021069.7 “public announcement” shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Company under its profile on the System for Electronic Document Analysis and Retrieval at www.sedar.com. “close of business” means 5:00 p.m. (Vancouver time) on a business day in British Columbia, Canada; “Derivatives Contract” shall mean a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to expose the Receiving Party to economic benefits and risks that correspond substantially to the ownership by the Receiving Party of a number of shares in the capital of the Company or securities convertible into such shares specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Securities”), regardless of whether obligations under such contract are required or permitted to be settled through the deliveiy of cash, shares in the capital of the Company or securities convertible into such shares or other property, without regard to any short position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate governmental authority shall not be deemed to be Derivatives Contracts; and exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, upon the exercise of any conversion right, exchange right or purchase right attaching to any securities, or pursuant to any agreement, arrangement, pledge or understanding whether or not in writing; (ii) any such shares as to which such person or any of such person’s Affiliates or Associates has the right to vote, or the right to direct the voting, where such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency or the making of any payment, pursuant to any agreement, arrangement, pledge or understanding whether or not in writing; (iii) any such shares which are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such person or any of such person’s Affiliates or Associates is a Receiving Party; provided, however that the number of shares that a person beneficially owns pursuant to this clause (iii) in connection with a particular Derivatives Contract shall not exceed the number of Notional Securities with respect to such Derivatives Contract; provided, further, that the number of securities owned beneficially by each Counterparty (including their respective Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause be deemed to include all securities that are owned beneficially, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party and this proviso shall be applied to successive Counterparties as appropriate; and (iv) any such shares which are owned beneficially within the meaning of this definition by any other person with whom such person is acting jointly or in concert with respect to the Company or any of its securities;

-13 - Special Business. At a meeting of shareholders, the following business is special (a) (b) at an annua! general meeting, all business is special business except for the following: (i) business relating to the conduct of or voting at the meeting; (ii) (iii) consideration of any reports of the directors or auditor; (iv) the setting or changing of the number of directors; the election or appointment of directors;(v) (vi) the appointment of an auditor; (vii) the setting of the remuneration of an auditor; (viii) (ix) 11.2 s' the quorum is one person who is, or who represents by proxy, that shareholder, and(a) (b) that shareholder, present in person or by proxy, may constitute the meeting. 11.5 51021069.7 ARTICLE 11 PROCEEDINGS AT MEETINGS OF SHAREHOLDERS at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting; business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution; Special Majority. The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution. any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders. consideration of any financial statements of the Company presented to the meeting; Other Persons May Attend. In addition to those persons who are entitled to vote at a meeting of shareholders, the only other persons entitled to be present at the meeting are the directors, the officers, any lawyer for the Company, the auditor of the Company, any other persons invited to be present at the meeting by the directors or by the chair of the meeting and any persons entitled or required under the Business Corporations Act or these Articles to be present at the meeting; but if any of those persons 11.3 Quorum. Subject to the special rights and restrictions attached to the shares of any class or series of shares and Article 11.4, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 30% of the issued shares entitled to be voted at the meeting. 11.1 business: 11.4 One Shareholder May Constitute Quorum. If there is only one shareholder entitled to vote at a meeting of shareholders:

-14- (a) (b) 11.8 Chair. The following individual is entitled to preside as chair at a meeting of the chair of the board, if any; or(a) (b) 11.10 51021069.7 in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place. does attend the meeting, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting. Lack of Quorum at Succeeding Meeting. If, at the meeting to which the meeting referred to in Article 11.7(b) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum. Selection of Alternate Chair. If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting. in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any. 11.11 Adjournments. The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. 11,13 Decision by Show of Hands or Poll. Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands, or the functional equivalent of a show of hands by means of electronic, telephonic or other communications facility unless 11.12 Notice of Adjourned Meeting. It is not necessary to give any notice of an adjourned meeting of shareholders or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting. 11.9 shareholders: 11.6 Requirement of Quorum. No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting. 11.7 Lack of Quorum. If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

-15- (a) the poll must be taken: (i) (ii) in the manner, at the time and at the place that the chair of the meeting directs; (b) (c) the demand for the poll may be withdrawn by the person who demanded it. 11.18 51021069.7 at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and a poll, before or on the declaration of the result of the vote by show of hands or the functional equivalent of a show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy. 11.23 Retention of Ballots and Proxies. The Company or its agent must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the Demand for Poll on Adjournment. A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting. the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and 11.17 Manner of Taking Poll. Subject to Article 11.18, if a poll is duly demanded at a meeting of shareholders; 11.21 No Demand for Poll on Election of Chair. No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected. 11.16 Casting Vote. In the case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder. 11.14 Declaration of Result. The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands (or its function equivalent) or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution. 11.15 Motion Need Not be Seconded. No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion. 11.20 Casting of Votes. On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way. 11.22 Demand for Poll Not to Prevent Continuance of Meeting. The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded. 11.19 Chair Must Resolve Dispute. In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

- 16- (a) (b) 12.3 Votes by Joint Holders. If there are joint shareholders registered in respect of any share: (a) (b) 12.4 for that purpose, the instrument appointing a representative must be received:(a) (i) (ii) 51021069.7 ARTICLE 12 VOTES OF SHAREHOLDERS on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and at the meeting or any adjourned or postponed meeting, to the chair of the meeting or adjourned or postponed meeting or by a person designated by the chair of the meeting or adjourned or postponed meeting; if more than one of the joint shareholders is present at any meeting of shareholders, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted. on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy. meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxy holder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies. any one of the joint shareholders may vote at any meeting of shareholders, personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting or adjourned or postponed meeting; or Legal Personal Representatives as Joint Shareholders. Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders. 12.5 Representative of a Corporate Shareholder. If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and: 12.1 Number of Votes by Shareholder or by Shares. Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3: 12.2 Votes of Persons in Representative Capacity. A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

-17- (b) if a representative is appointed under this Article 12.5: (i) (ii) (a) (b) (c) 12.10 Deposit of Proxy. A proxy for a meeting of shareholders must: (a) (b) 51021069.7 the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting; the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting. the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5; unless the notice provides otherwise, be provided, at the meeting or any adjourned meeting, to the chair of the meeting or to a person designated by the chair of the meeting; or the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting. Evidence of the appointment of any such representative may be sent to the Company or its transfer agent by written instrument, fax or any other method of transmitting legibly recorded messages. 12.9 When Proxy Holder Need Not Be Shareholder. A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if: 12.6 Proxy Provisions Do Not Apply to All Companies. Articles 12.7 to 12.15 do not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply. 12.7 Appointment of Proxy Holders. Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy. 12.8 Alternate Proxy Holders. A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

-18- (c) be received in any other manner determined by the board or the chair of the meeting. (a) (b) 12.12 Signed this day of .9 (Signature of shareholder) (Name of shareholder - printed) (a) (b) 12.14 51021069.7 at the registered office of the Company at any time up to and Including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting. at the meeting or any adjourned meeting, by the chair of the meeting or any adjourned meeting, before any vote in respect of which the proxy has been given has been taken. A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages or by using such available internet or telephone voting services as may be approved by the directors. at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or Number of shares in respect of which this proxy is given (if no number is specified, then this proxy if given in respect of all shares registered in the name of the shareholder): . Zymeworks Inc. (the “Company”) at the meeting or any adjourned meeting by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken. Form of Proxy. A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting: Revocation of Proxy Must Be Signed. An instrument referred to in Article 12.13 must be signed as follows: 12.11 Validity of Proxy Vote. A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received: 12.13 Revocation of Proxy. Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is received:

- 19- (a) (b) 12.15 if the Company is a public company, the greater of three and the most recently set of:(a) (>) the number of directors set by the board of directors of the Company; and (ii) the number of directors set under Article 14.9; (b) if the Company is not a public company, the most recently set of; (>) the number of directors set by the board of directors of the Company; and (ii) the number of directors set under Article 14.9. 13.2 (a) (b) 13.3 51021069.7 Change in Number of Directors. If the number of directors is set under Article 13.1(a)(i) or 13.1(b)(i): ARTICLE 13 DIRECTORS if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy; if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5. if the shareholders do not elect the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies. the shareholders may elect the directors needed to fill any vacancies in the board of directors up to that number; Directors’ Acts Valid Despite Vacancy. An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office. Chair May Determine Validity of Proxy. The chair of any meeting of shareholders may determine whether or not a proxy deposited for use at the meeting, which may not strictly comply with the requirements of this Article 12 as to form, execution, accompanying documentation, time of filing or otherwise, shall be valid for use at the meeting, and any such determination made in good faith shall be final, conclusive and binding upon the meeting. 13.4 Qualifications of Directors. Notwithstanding any other provision of these Articles, a director is not required to hold a share in the capital of the Company as qualification for his or her office 12,16 Production of Evidence of Authority to Vote. The directors or the chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote. 13.1 Number of Directors. The number of directors, excluding additional directors appointed under Article 14.13, is set at:

-20- Definitions. For purposes of this Article 14, the following defined terms shall apply:14.1 (a) (b) “End Date” means the first to occur of the following: (•) (A) (B) (ii) 14.2 51021069.7 ARTICLE 14 ELECTION AND REMOVAL OF DIRECTORS but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director. the date of the third annual general meeting of the Company following the Continuation Date; and if and for so long as the Company is listed on the Toronto Stock Exchange, the later of: “Continuation Date” means the date that the Company is continued as a British Columbia company, as indicated on a Certificate of Continuation for the Company; and Application. The provisions of this Article 14 will be automatically applied as follows, without any further act or formality: such date as may be determined by the Toronto Stock Exchange in writing and notified to the Company prior to the date of such third annual general meeting of the Company following the Continuation Date; and if the Company ceases to be listed on the Toronto Stock Exchange before the occurrence of an “End Date” under Article 14.1(b)(i), or does not list on the Toronto Stock Exchange, then June 30, 2117. 13.5 Remuneration of Directors. The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director. 13.7 Special Remuneration for Directors. If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of, or not in his or her capacity as, a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive. 13.6 Reimbursement of Expenses of Directors. The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company. 13.8 Gratuity, Pension or Allowance on Retirement of Director. Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

-21 - (a) (b) 14.3 (a) (b) (c) (a) (b) 51021069.7 all of the directors whose terms expire shall cease to hold office immediately before the election or appointment of directors under Article 14.4(b) below, but are eligible for re election or re-appointment; and the shareholders entitled to vote at the annual general meeting for the election of directors may elect, or in the unanimous resolution appoint, the number of directors required to fill the following vacancies, such that the staggered terms are maintained as contemplated in Article 14.3; effective on the Continuation Date, the remaining number of directors (if the number of directors as determined under Article 13.1 is more than six) shall initially hold office for a three-year term expiring on the third annual general meeting of the Company following the Continuation Date, as approved by ordinary resolution of the shareholders of the Company prior to the Continuation Date, commencing on the first day after the End Date, the provisions of Article 14.6 will govern and apply and the provisions of Articles 14.3-14.5 will have no force or effect, and the term of every director in office on the first day after the End Date shall expire and be deemed to expire on the first annual general meeting of the Company following the occurrence of the End Date notwithstanding any terms or conditions to the contrary that were in effect prior to the End Date and at the time of their election or appointment, and thereafter the terms of office of the directors shall expire at the times contemplated in Article 14.6(a). effective on the Continuation Date, three directors (or such lesser number if the number of directors as determined under Article 13.1 is less than three) shall initially hold office for a one-year term expiring on the first annual general meeting of the Company following the Continuation Date, as approved by ordinary resolution of the shareholders of the Company prior to the Continuation Date; effective on the Continuation Date, three directors (or such lesser number if the number of directors as determined under Article 13.1 is less than six) shall initially hold office for a two-year term expiring on the second annual general meeting of the Company following the Continuation Date, as approved by ordinary resolution of the shareholders of the Company prior to the Continuation Date; and and upon the expiry of the directors’ initial terms of office as set forth above, the directors shall be elected in the manner provided in Article 14.4 to hold office for three-year terms expiring on the third annual general meeting following their election. Staggered Terms. Subject to Article 14.2(b), and for purposes of facilitating staggered terms on the board, the following provisions shall apply from the Continuation Date to the End Date; from and after the Continuation Date and up to and including the End Date, the provisions of Articles 14.3-14.5 will govern and apply and the provisions of Article 14.6 will have no force or effect; and 14.4 Election at Annual General Meeting. From the Continuation Date to the End Date, and subject to Article 14.2(b), at every annual general meeting and in every unanimous resolution contemplated by Article 10.2;

-22- (i) (ii) (a) (b) (a) (b) 14.7 (a) (b) 14.8 Failure to Elect or Appoint Directors. If: (a) (b) then each director then in office continues to hold office until the earlier of: 51021069.7 appointed under Article 14.13 for a three-year term expiring on the third annual general meeting of the Company following the director’s appointment under Article 14.13. the shareholders entitled to vote at the annual general meeting for the election of directors may elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles. the vacancies created by the expiry of any directors’ terms under these Articles, to hold office for three-year terms expiring on the third annual general meeting following their election; and all the directors cease to hold office immediately before the election or appointment of directors under Article 14.6(b), but are eligible for re-election or re-appointment; and that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director. elected or appointed under Articles 14.10, 14.12, 14.15, and 14.16 to hold office until the remainder of the unexpired portion of the term of the departed director for whom the new director is replacing; that individual consents to be a director in the manner provided for in the Business Corporations Acf, or the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2 on or before the date by which the annual general meeting is required to be held under the Business Corporations Act', or the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors; any vacancies created before the expiry of any directors’ terms under these Articles, to hold office until the remainder of the unexpired portion of the term of the departed directors for whom the new directors are replacing. Consent to be a Director. No election, appointment or designation of an individual as a director is valid unless: For greater certainty, following the expiry of the term of any director appointed under Articles 14.10, 14.12, 14.13, 14.15, and 14.16, that director is eligible for re-election or re-appointment under these Articles. 14.5 Election or Appointment between Annual General Meetings. From the Continuation Date to the End Date, and Subject to Article 14.2(b), a director may be: 14.6 Election at Annual General Meeting. Following the End Date, at every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

-23- (c) the date on which his or her successor is elected or appointed; and (d) (a) (b) but is eligible for re-election or re-appointment. 14.14 Ceasing to be a Director. A director ceases to be a director when: (a) the term of office of the director expires; (b) the director dies; (c) 51021069.7 the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or before the End Date shall cease to hold office at the end of a three-year term expiring on the third annual general meeting of the Company following the director’s appointment, subject to Article 14.2(b); and after the End Date shall cease to hold office immediately before the next election or appointment of directors under Article 14.6(b); the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles. 14.13 Additional Directors. Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors subject to these Articles, but the number of additional directors appointed under this Article 14.13 must not at any time exceed one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.13. Except as provided otherwise under these Articles or the Business Corporations Act, any director so appointed: 14.11 Remaining Directors Power to Act. The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, then the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose. 14.10 Directors May Fill Casual Vacancies. Any casual vacancy occurring in the board of directors may be filled by the directors, subject to these Articles. 14.12 Shareholders May Fill Vacancies. If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, then the shareholders may elect or appoint directors to fill any vacancies on the board of directors, subject to these Articles. 14.9 Places of Retiring Directors Not Filled. If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, then those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, then the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

-24- (d) the director is removed from office pursuant to Articles 14.15 or 14.16. 51021069.7 ARTICLE 16 DISCLOSURE OF INTEREST OF DIRECTORS ARTICLE 15 POWERS AND DUTIES OF DIRECTORS 15.1 Powers of Management. The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company. 16.2 Restrictions on Voting by Reason of Interest. A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution. 15.2 Appointment of Attorney of Company. The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her. 14.17 Amendment. An amendment to these Articles providing for the deletion of Articles 14.1-14.5 may be effected by a directors’ resolution or by an ordinary resolution of the shareholders. 14.16 Removal of Director by Directors. The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy, subject to these Articles. 16.1 Obligation to Account for Profits. A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act} in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act. 14.15 Removal of Director by Shareholders. The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy, subject to these Articles. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy, subject to these Articles.

-25- Chair of Meetings. The following individual is entitled to preside as chair at a meeting the chair of the board, if any;(a) 51021069.7 ARTICLE 17 PROCEEDINGS OF DIRECTORS 17.1 Meetings of Directors. The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine. 17.2 Voting at Meetings. Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote. 16.4 Disclosure of Conflict of Interest or Property. A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act. 16.7 Professional Services by Director or Officer. Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer. 16.6 No Disqualification. No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason. 16.8 Director or Officer in Other Corporations. A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person. 17.3 of directors: 16.3 Interested Director Counted in Quorum. A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting. 16.5 Director Holding Other Office in the Company. A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

-26- (b) any other director chosen by the directors if:(c) (i) (ii) (iii) 17.4 (a) (b) the director has waived notice of the meeting. 17.8 51021069.7 in the absence of the chair of the board, the president, if any, if the president is a director; or the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting. neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting; the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or neittier the chair of the board nor the president, if a director, is willing to chair the meeting; or Meeting Valid Despite Failure to Give Notice. The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director does not invalidate any proceedings at that meeting. 17.9 Waiver of Notice of Meetings. Any director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to such director and all meetings of the directors so held are 17.5 Calling of Meetings. A director may, and the corporate secretary or an assistant corporate secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time. 17.6 Notice of Meetings. Other than for meetings held at regular intervals as determined by the directors pursuant to Article 17.1, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in Article 23.1 or orally or by telephone. Meetings by Telephone or Other Communications Medium. A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who participates in a meeting in a manner contemplated by this Article 17.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner. 17.7 When Notice Not Required. It is not necessary to give notice of a meeting of the directors to a director if:

-21- (a) the power to fill vacancies in the board of directors; (b) the power to remove a director; (c) (d) Appointment and Powers of Other Committees. The directors may, by resolution:18.2 (a) 51021069.7 ARTICLE 18 EXECUTIVE AND OTHER COMMITTEES such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution. appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate; the power to change the membership of, or fill vacancies in, any committee of the directors; and Attendance of a director at a meeting of the directors is a waiver of notice of the meeting, unless that director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. deemed not to be improperly called or constituted by reason of notice not having been given to such director. 17.11 Validity of Acts Where Appointment Defective. Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer. 17.12 Consent Resolutions in Writing. A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it, whether by signed document (which may include an electronic signature, as permitted by the Electronic Transactions Act (British Columbia), fax, email or any other method of transmitting legibly recorded messages, is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held. Such resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing. A resolution passed in that manner is effective on the date stated in the resolution or on the latest date stated on any counterpart. A resolution of the directors or of any committee of the directors passed in accordance with this Article 17.12 is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors. 17.10 Quorum. The quorum necessary for the transaction of the business of the directors is a majority of the number of directors in office or such greater number as the directors may determine from time to time. 18.1 Appointment and Powers of Executive Committee. The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors’ powers, except:

-28- (b) (i) the power to fill vacancies in the board of directors; (ii) the power to remove a director; (iii) (iv) the power to appoint or remove officers appointed by the directors; and (c) 18.3 (a) conform to any rules that may from time to time be imposed on it by the directors; and (b) 18.4 (a) (b) terminate the appointment of, or change the membership of, the committee; and (c) fill vacancies in the committee. 18.5 (a) the committee may meet and adjourn as it thinks proper; (b) a majority of the members of the committee constitutes a quorum of the committee; and(c) (d) 51021069.7 questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote. the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting; revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding; report every act or thing done in exercise of those powers at such times as the directors may require. the power to change the membership of, or fill vacancies in, any committee of the directors; and Obligations of Committees. Any committee appointed under Articles 18.1 or 18.2, in the exercise of the powers delegated to it, must: delegate to a committee appointed under paragraph (a) any of the directors’ powers, except: Committee Meetings. Subject to Article 18.3(a) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 18.1 or 18.2: make any delegation referred to in paragraph (b) subject to the conditions set out in the resolution or any subsequent directors’ resolution. Powers of Board. The directors may, at any time, with respect to a committee appointed under Articles 18.1 or 18.2:

-29- 19.2 Functions, Duties and Powers of Officers. The directors may, for each officer: (a) determine the functions and duties of the officer; (b) (c) 20.1 Definitions. In this Article 20: (a) "eligible party”, in relation to a Company, means an individual who: (i) is or was a director or officer of the Company, (ii) (iii) (b) (c) 51021069.7 “eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director or former director of the Company ARTICLE 20 INDEMNIFICATION "eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding; entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and ARTICLE 19 OFFICERS revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer. and includes, to the extent permitted by the Act, the heirs and personal or other legal representatives of that individual; is or was a director or officer of another corporation (A) at a time when the corporation is or was an affiliate of the Company, or (B) at the request of the Company, or at the request of the Company, is or was, or holds or held a position equivalent to that of, a director of officer of a partnership, trust, joint venture or other unincorporated entity. 19.4 Remuneration and Terms of Appointment. All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity. 19.1 Directors May Appoint Officers. The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment. Qualifications. No officer may be appointed unless that officer is qualified in with the Business Corporations Act. One person may hold more than one position as an 19.3 accordance officer of the Company. Any person appointed as the chair of the board or as the managing director must be a director. Any other officer need not be a director.

-30- (i) is or may be joined as a party; or (ii) (d) “expenses” has the meaning set out in the Business Corporations Act. (a) is or was a director, officer, employee or agent of the Company; (b) (c) (d) 51021069.7 at the request of the Company, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity; is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding; ARTICLE 21 DIVIDENDS at the request of the Company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company; (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director of the Company; against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position. 21.3 No Notice Required. The directors need not give notice to any shareholder of any declaration under Article 21.2. 21.1 Payment of Dividends Subject to Special Rights. The provisions of this Article 21 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends. 20.4 Non-Compliance with Business Corporations Act. The failure of a director or officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Article 20. 20.3 Indemnification of Other Persons. Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person. 21.2 Declaration of Dividends. Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the directors may from time to time declare and authorize payment of such dividends as they consider appropriate. 20.2 Mandatory Indemnification of Directors and Former Directors. Subject to the Business Corporations Act, the Company must indemnify an eligible party against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 20.2. 20.5 Company May Purchase Insurance. The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

-31 - (a) set the value for distribution of specific assets; (b) (c) vest any such specific assets in trustees for the persons entitled to the dividend. 21.7 21.10 Dividend Bears No Interest. No dividend bears interest against the Company. 51021069.7 determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and 21.14 Unclaimed Dividends. Any dividend unclaimed after a period of three years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the When Dividend Payable. Any dividend may be made payable on such date as is fixed by the directors. 21.9 Receipt by Joint Shareholders. If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share. 21.8 Dividends to be Paid in Accordance with Number of Shares. All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held. 21.12 Payment of Dividends. Any dividend or other distribution payable in money in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority. 21.4 Record Date. The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the dividend. 21.5 Manner of Paying Dividend. A resolution declaring a dividend may direct payment of the dividend wholly or partly in money or by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company or any other corporation, or in any one or more of those ways. 21.13 Capitalization of Surplus. Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus. 21.11 Fractional Dividends. If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend. 21.6 Settlement of Difficulties. If any difficulty arises in regard to a distribution under Article 21.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

-32- mail addressed to the person at the applicable address for that person as follows:(a) (i) for a record mailed to a shareholder, the shareholder’s registered address; (ii) (iii) in any other case, the mailing address of the intended recipient; (b) delivery at the applicable address for that person as follows, addressed to the person: (i) for a record delivered to a shareholder, the shareholder’s registered address; (ii) (iii) in any other case, the delivery address of the intended recipient; (c) (d) (e) physical delivery to the intended recipient; 51021069.7 sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class; ARTICLE 22 DOCUMENTS, RECORDS AND REPORTS Company. The Company shall not be liable to any person in respect of any dividend which is forfeited to the Company or delivered to any public official pursuant to any applicable abandoned property, escheat or similar law. ARTICLE 23 NOTICES for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class; for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class; sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class; 22.1 Recording of Financial Affairs. The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act. 22.2 Inspection of Accounting Records. Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company. 23.1 Method of Giving Notice. Unless the Business Corporations Act or these Articles provide otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

-33- (0 (g) 23.2 Deemed Receipt. A notice, statement, report or other record that is: (a) > (b) (c) (d) 23.3 (a) mailing the record, addressed to them: (i) (ii) (b) 51021069.7 delivered in accordance with Article 23.1(f), is deemed to be received by the person on the day such written notice is sent. faxed to a person to the fax number provided by that person referred to in Article 23.1 is deemed to be received by the person to whom it was faxed on the day it was faxed; at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and creating and providing a record posted on or made available through a generally- accessible electronic source and providing written notice by any of the foregoing methods of the availability of such record; or mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing; as otherwise permitted by any securities legislation (together with all regulations and rules made and promulgated thereunder and all administrative policy statements, blanket orders, and rulings, notices, and other administrative directions issued by securities commissions or similar authorities appointed thereunder) in any province or territory of Canada or in the federal jurisdiction of the United States or in any state of the United States that is applicable to the Company. e-mailed to a person to the e-mail address provided by that person referred to in Article 23.1 is deemed to be received by the person to whom it was e-mailed on the day it was e- mailed; and if an address referred to in paragraph (a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred. Certificate of Sending. A certificate signed by the corporate secretary, if any, or other officer of the Company or of any other corporation acting in that capacity on behalf of the Company stating that a notice, statement, report or other record was sent in accordance with Article 23.1 is conclusive evidence of that fact. 23.4 Notice to Joint Shareholders. A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing such record to the joint shareholder first named in the central securities register in respect of the share. 23.5 Notice to Legal Personal Representatives and Trustees. A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by;

-34- (a) any two directors; (b) any officer, together with any director; (c) if the Company only has one director, that director; or (d) any one or more directors or officers or persons as may be determined by the directors. 24.2 25.1 Definitions. In this Article 25: “designated security” means;(a) 51021069.7 ARTICLE 25 PROHIBITIONS ARTICLE 24 SEAL AND EXECUTION OF DOCUMENTS Sealing Copies. For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 24.1, the impression of the seal may be attested by the signature of any director or officer or the signature of any other person as may be determined by the directors. 24.4 Execution of Documents Generally. The Directors may from time to time by resolution appoint any one or more persons, officers or Directors for the purpose of executing any instrument, document or agreement in the name of and on behalf of the Company for which the seal need not be affixed, and if no such person, officer or Director is appointed, then any one officer or Director of the Company may execute such instrument, document or agreement. 23.6 Undelivered Notices. If, on two consecutive occasions, a notice, statement, report or other record is sent to a shareholder pursuant to Article 23.1 and on each of those occasions any such record is returned because the shareholder cannot be located, the Company shall not be required to send any further records to the shareholder until the shareholder informs the Company in writing of his or her new address. 24.3 Mechanical Reproduction of Seal. The directors may authorize the seal to be Impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and such persons as are authorized to attest the Company’s seal may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them. 24.1 Who May Attest Seal. Except as provided in Articles 24.2 and 24.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

-35- (i) a voting security of the Company; («i) (iii) (b) “security” has the meaning assigned in the Securities Act (British Columbia); (c) “voting security” means a security of the Company that: (i) is not a debt security, and (ii) 25.2 51021069.7 carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing. ARTICLE 26 FORUM SELECTION a security of the Company convertible, directly or indirectly, into a security described in paragraph (i) or (ii); Application. Article 25.3 does not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply. a security of the Company that is not a debt security and that carries a residual right to participate in the earnings of the Company or, on the liquidation or winding up of the Company, in its assets; or 26.1 Forum for Adjudication of Certain Disputes. Unless the Company consents in writing to the selection of an alternative forum, the Supreme Court of British Columbia, Canada and the appellate Courts therefrom, shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Company to the Company; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the Business Corporations Act or these Articles (as either may be amended from time to time); or (iv) any action or proceeding asserting a claim otherwise related to the relationships among the Company, its affiliates and their respective shareholders, directors and/or officers, but this paragraph (iv) does not include claims related to the business carried on by the Company or such affiliates. If any action or proceeding the subject matter of which is within the scope of the preceding sentence is filed in a Court other than a Court located within the Province of British Columbia (a “Foreign Action”) in the name of any securityholder, such securityholder shall be deemed to have consented to (i) the personal jurisdiction of the provincial and federal Courts located within the Province of British Columbia in connection with any action or proceeding brought in any such Court to enforce the preceding sentence and (ii) having service of process made upon such securityholder in any such action or proceeding by service upon such securityholder’s counsel in the Foreign Action as agent for such securityholder. 25.3 Consent Required for Transfer of Shares or Designated Securities. No share or designated security may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

-36- Issuable in Series (a) (b) (i) (ii) (iii) (A) (B) (C) (D) any voting rights and restrictions;(E) the terms and conditions of any share purchase plan or sinking fund; and(F) (G) 51021069.7 any rights of redemption, retraction or purchase for cancellation and the prices and terms and conditions of any such rights; any rights of conversion, exchange or reclassification and the terms and conditions of any such rights; ARTICLE 27 SPECIAL RIGHTS OR RESTRICTIONS the rate, amount, method of calculation and payment of any dividends, whether cumulative, partly cumulative or non-cumulative, and whether such rate, amount, method of calculation or payment is subject to change or adjustment in the future; The Preferred Shares may at any time and from time to time be issued in one or more series. determine the maximum number of shares of any of those series of Preferred Shares that the Company is authorized to issue, determine that there is no such maximum number, or alter any determination made under this paragraph (i) or otherwise in relation to a maximum number of those shares; any rights upon a dissolution, liquidation or winding-up of the Company or upon any other return of capital or distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs; any other special rights or restrictions, not inconsistent with these share provisions, attaching to such series of Preferred Shares. Subject to Article 9.3 and the Business Corporations Act, the board may from time to time, by directors' resolution, if none of the Preferred Shares of any particular series are issued, alter these Articles and authorize the alteration of the Notice of Articles of the Company, as the case may be, to do one or more of the following: attach special rights or restrictions to the shares of any of those series of Preferred Shares or alter any special rights or restrictions attached to those shares, including, but without limiting or restricting the generality of the foregoing, special rights or restrictions with respect to: create an identifying name by which the shares of any of those series of Preferred Shares may be identified, or alter any identifying name created for those shares; and 27.1 Preferred Shares. The special rights or restrictions attached to the Preferred Shares shall be as follows:

-37- (c) (a) (b) (c) DATED ,2017.May 2 rt’RBpF A DIRECTOR OF TITE COMPANY S1021069.7 I The Preferred Shares may also be given such other preferences over the Common Shares and any other shares ranking junior to the Preferred Shares as may be fixed by directors' resolution as to the respective series authorized to be issued. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of the Preferred Shares will be entitled to preference over the Common Shares and any other shares ranking junior to the Preferred Shares with respect to the repayment of capital paid up on and the payment of unpaid dividends accrued on the Preferred Shares. Holders of Preferred Shares will be entitled to preference with respect to payment of dividends over the Common Shares and any other shares ranking junior to the Preferred Shares with respect to payment of dividends. tz No special rights or restrictions attached to any series of Preferred Shares will confer upon the shares of that series a priority over the shares of any other series of Preferred Shares in respect of dividends or a return of capital in the event of the dissolution of the Company or on the occurrence of any other event that entitles the shareholders holding the shares of all series of the Preferred Shares to a return of capital. The Preferred Shares of each series will, with respect to the payment of dividends and the distribution of assets or return of capital in the event of dissolution or on the occurrence of any other event that entitles the shareholders holding the shares of all series of the Preferred Shares to a return of capital, rank on a parity with the shares of every other series. Class Rights or Restrictions

ARTICLE 27.2 – Special Rights and Restrictions for Series A Participating Preferred Shares 1. Designation and Amount. The shares of this series will be designated as “Series A Participating Preferred Shares”, will be without par value, and will be unlimited in number. 2. Dividends and Distributions. (a) Subject to the prior and superior rights of the holders of any shares of any other class of shares ranking prior and superior to the Series A Participating Preferred Shares with respect to dividends, the holders of Series A Participating Preferred Shares, in preference to the holders of Common Shares (the “Common Shares”), of the Company, and in parity with any other series of Preferred Shares, will be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series A Participating Preferred Share or fraction of a Series A Participating Preferred Share, in an amount per share (rounded to the nearest cent) equal to the greater of (i) US$1.00 and (ii) subject to any provision for adjustment in this Article 27.2, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Series A Participating Preferred Share or fraction of a Series A Participating Preferred Share. If the Company at any time after June 9, 2022 (the “Rights Dividend Declaration Date”) (A) declares and pays any dividend on the Common Shares payable in the form of Common Shares, (B) subdivides the outstanding Common Shares or (C) combines or consolidates the outstanding Common Shares into a smaller number of shares, then in each such case the amount to which holders of Series A Participating Preferred Shares were entitled immediately prior to such event under clause (ii) of the preceding sentence will be adjusted by multiplying such amount by a fraction, the numerator of which will be the total number of Common Shares outstanding immediately after the occurrence of such event and the denominator of which will be the total number of Common Shares that were outstanding immediately prior to the occurrence of such event. (b) The Company will declare a dividend or distribution on the Series A Participating Preferred Shares as provided in Section 2(a) immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares), except that if no dividend or distribution has been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, then a dividend of US$1.00 per share on the Series A Participating Preferred Shares will nevertheless be payable on such - 38 - Approved at Meeting of Board of Directors held on June 9, 2022 subsequent Quarterly Dividend Payment Date (it being understood that the actual payment of such dividend may be deferred if prohibited under any of the Company’s debt instruments). (c) Dividends will begin to accrue and be cumulative on outstanding Series A Participating Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Participating Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares will begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Participating Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends will begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends will not bear interest. Dividends paid on the Series A Participating Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of Series A Participating Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date will be no more than 60 days prior to the date fixed for the payment thereof. 3. Voting Rights. The holders of Series A Participating Preferred Shares will have the following voting rights: (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Participating Preferred Shares will entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Company. If the Company at any time after the Rights Dividend Declaration Date (i) declares any dividend on the Common Shares payable in Common Shares, (ii) subdivides the outstanding Common Shares or (iii) combines or consolidates the outstanding Common Shares into a smaller number of shares, then in each such case the number of votes per share to which holders of Series A Participating Preferred Shares were entitled immediately prior to such event will be adjusted by multiplying such number by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event. (b) Except as otherwise provided in this Article 27.2, in the special rights and restriction for any other Preferred Shares or any similar shares, the Notice of Articles or the Articles of the Company, or by law, the holders of Series A Participating Preferred Shares and the holders of Common Shares and any other share in the capital of the Company having general voting rights will vote together as one class on all matters submitted to a vote of shareholders of the Company. (c) Except as set forth in this Article 27.2 or as required by law, the holders of Series A Participating Preferred Shares will have no special voting rights and - 39 -

4. Certain Restrictions. (a) The Company will not declare any dividend on, make any distribution on, or purchase or otherwise acquire for consideration any Common Shares after the first issuance of a Series A Participating Preferred Share or fraction of a Series A Participating Preferred Share unless concurrently therewith it will declare a dividend on the Series A Participating Preferred Shares as required by Section 2. (b) Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Shares as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Participating Preferred Shares outstanding will have been paid in full, the Company will not: (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Shares, other than (A) redemptions or purchases that may be deemed to occur upon the exercise of share options, warrants or similar rights or the grant, vesting or lapse of restrictions on the grant of any performance shares, restricted shares, restricted share units or other equity awards to the extent that such shares represent all or a portion of (1) the exercise or purchase price of such options, warrants or similar rights or other equity awards and (2) the amount of withholding taxes owed by the recipient of such award in respect of such grant, exercise, vesting or lapse of restrictions; or (B) the repurchase, redemption, or other acquisition or retirement for value of any such shares from employees, former employees, directors, former directors, consultants or former consultants of the Company, or their respective estate, spouse, former spouse or family member, pursuant to the terms of the agreements pursuant to which such shares were acquired; (ii) declare or pay dividends, or make any other distributions, on any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Shares, except dividends paid ratably on the Series A Participating Preferred Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; (iii) redeem or purchase or otherwise acquire for consideration shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Shares, it being understood that the Company may at any time redeem, purchase or otherwise acquire any such junior shares in exchange for shares of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Shares; or - 40 - their consent will not be required (except to the extent that holders of Series A Participating Preferred Shares are entitled to vote with holders of Common Shares as set forth in this Article 27.2) for taking any corporate action.

(iv) redeem or purchase or otherwise acquire for consideration any Series A Participating Preferred Shares, or any shares ranking on a parity with the Series A Participating Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, will determine in good faith will result in fair and equitable treatment among the respective series or classes. (c) The Company will not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of the Company unless the Company could, pursuant to Section 4(a), purchase or otherwise acquire such shares at such time and in such manner. 5. Reacquired Preferred Shares. Any Series A Participating Preferred Shares purchased or otherwise acquired by the Company in any manner whatsoever will be retired and canceled promptly after the acquisition thereof. All such shares will upon their cancellation become part of the authorized but unissued share capital of the Company. 6. Liquidation, Dissolution or Winding Up. (a) Upon any liquidation, dissolution or winding up of the Company, voluntary or otherwise, no distribution will be made to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Shares unless, prior thereto, the holders of Series A Participating Preferred Shares will have received an amount per share (the “Series A Liquidation Preference”) equal to the greater of (i) US$1.00 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment or (ii) the Adjustment Number multiplied by the per share amount of all cash and other property to be distributed in respect of the Common Shares upon such liquidation, dissolution or winding up of the Company. The “Adjustment Number” will initially be 1,000. If the Company at any time after the Rights Dividend Declaration Date (A) declares and pays any dividend on the Common Shares payable in the form of Common Shares, (B) subdivides the outstanding Common Shares or (C) combines or consolidates the outstanding Common Shares into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event will be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event. (b) If there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of Preferred Shares, if any, that rank on a parity with the Series A Participating Preferred Shares, then the assets available for distribution will be distributed ratably to the holders of the Series A Participating Preferred Shares and such parity shares in proportion to their respective liquidation preferences. - 41 -

(c) None of the merger, amalgamation, arrangement or consolidation of the Company into or with another entity or the merger, amalgamation, arrangement or consolidation of any other entity into or with the Company will be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 6. 7. Consolidation, Merger, etc. If the Company enters into any consolidation, merger, amalgamation, arrangement, combination, conversion, share exchange or other transaction in which the Common Shares are exchanged for or changed into other shares, securities, cash or any other property (payable in kind), then in any such case the Series A Participating Preferred Shares will at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to the Adjustment Number multiplied by the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Shares is changed or exchanged. 8. No Redemption. The Series A Participating Preferred Shares will not be redeemable. 9. Ranking. The Series A Participating Preferred Shares will rank in parity to all other series of the Preferred Shares as to the payment of dividends and the distribution of assets,, and will rank senior to the Common Shares as to such matters. 10. Amendment. At any time when any Series A Participating Preferred Shares are outstanding, neither the Articles nor this Article 27.2 will be amended in any manner that would materially alter or change the special rights and restrictions of the Series A Participating Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding Series A Participating Preferred Shares, voting separately as a class. 11. Fractional Preferred Shares. Series A Participating Preferred Shares may be issued in fractions of a share that will entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Shares. - 42 -